Exhibit 10.01

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
2015 STOCK INCENTIVE PLAN

1.    Purpose and Types of Awards

The purpose of the Central European Media Enterprises Ltd. 2015 Stock Incentive Plan (as amended from time to time, the “Plan”) is to promote the long-term growth and profitability of the Company by (i)  enabling the Company to recruit and retain employees, and non-employee directors, (ii) providing key people with incentives to contribute to the growth and financial success of the Company through the granting of Awards, and (iii) promoting increased ownership of equity of the Company to better align the interests of employees and directors of the Company with its shareholders.

The Plan permits the granting of Options, Restricted Stock Units, Restricted Stock, SARs, or any combination of the foregoing.

2.    Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)    “Affiliate” means any entity (including, but not limited to, joint ventures, limited liability companies, and partnerships) which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company; provided, that Time Warner Inc. shall not be an Affiliate of the Company for purposes of this definition. For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of securities or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(b)    “Award” means any Option, Restricted Stock Unit Award, Restricted Stock Award, or SAR .

(c)    “Award Agreement” means a written or electronic agreement and any amendments thereto (including any amendments effected through a Participant’s employment agreement or amendments thereto), between the Company and a Participant setting out the terms and conditions of an Award granted pursuant to the Plan.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change in Control” means:

(i)    the consummation of any amalgamation, consolidation or merger of the Company pursuant to which the shareholders of the Company immediately prior to the amalgamation, merger or consolidation do not constitute, immediately after the amalgamation, consolidation or merger, the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors; provided, that any amalgamation, consolidation, merger or other business combination effected solely to change the domicile of the Company shall not constitute a Change in Control;

(ii)    the occurrence of an event the result of which is that any “person” or “group” of related persons (as defined in Section 13(d) and 14(d)(2) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of securities representing more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors;

(iii)    the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company and its Affiliates to an unaffiliated third party or the liquidation or dissolution of the Company; or

(iv)    a change in the composition of the Board in any two-year period, such that a majority of the members of the Board are not (A) persons who were directors at the beginning of such period or (B) persons who are elected, or nominated for election, to the Board by an affirmative vote of the majority of the such directors (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board);

provided, however, that (I) a Change in Control shall not include a Time Warner Transaction, and (II) for purposes of any Award or subplan that may constitute deferred compensation within the meaning of Code section 409A, the Committee, in its discretion, may specify a different definition of Change in Control in order to comply with or cause an Award to be exempt from the provisions of Code section 409A.

(f)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto, as well as any regulations promulgated thereunder.

(g)    “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board consisting of no fewer than two members that has been delegated authority to administer the Plan as provided in Section 3 hereof.

(h)    “Company” means Central European Media Enterprises Ltd., a Bermuda company limited by shares.

(i)    “Effective Date” means the date the Board approves the Plan.

(j)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(k)    “Fair Market Value” means, with respect to the Shares, as of any date:

(i)    if there is a public market for the Shares and the Shares are listed on NASDAQ, the closing price per Share for a regular market session on that date on NASDAQ or, if no sale is reported for that date, on the last preceding day on which a sale was reported;

(ii)    if the Shares are no longer listed on NASDAQ, the closing price per Share on the principal exchange or market for the Shares (as determined by the Committee if the Shares are listed or admitted to trading on more than one exchange or market) or, if no sale is reported for that date, on the last preceding day on which a sale was reported; or

(iii)    if the Shares are neither listed or admitted to trading on a national securities exchange or an established securities market the value determined by the Committee in good faith by the reasonable application of a reasonable valuation method.

(l)    “Incentive Stock Option” means any Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code.

(m)    “Non-qualified Stock Option” means any Option granted under Section 6 that is not an Incentive Stock Option.

(n)    “Option” means any option granted under Section 6.

(o)    “Participant” means an employee, prospective employee, or non-employee director of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

(p)    “Performance-Based Award” means an Award that vests on the attainment of one or more Performance Measures established by the Committee.

(q)    “Performance Measures” mean criteria established by the Committee relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income before depreciation and amortization (OIBDA); operating income; pre- or after-tax income; free cash flow; cash flow per Share; net earnings; earnings per Share; price-to-earnings ratio; return on equity; return on invested capital; return on assets; growth in assets; Share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company’s meeting specified goals relating to revenues, costs, market penetration or share, business expansion, acquisitions, divestitures or other corporate transactions.

(r)    “Prior Plan” means the Company’s Amended and Restated Stock Incentive Plan, as amended.

(s)    “Restricted Stock” means Shares granted pursuant to Section 8 that are subject to such vesting and transfer restrictions as determined by the Committee and such other restrictions as set forth in the Plan and the applicable Award Agreement.

(t)    “Restricted Stock Unit” means a contractual right granted to a Participant who receives an Award pursuant to Section 7 which represents a notional unit interest equal in value to a Share.

(u)    “SAR” means a stock appreciate right granted pursuant to Section 9.

(v)    “Share” means a share of Class A Common Stock, par value $0.08 per share, of the Company.

(w)    “Subsidiary” means any “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(x)    “Time-Based Award” means an Award that vests in one or more installments over a period of a Participant’s employment or other service to the Company as specified by the Committee.

(y)    “Time Warner Transaction” means (i) any transaction or event (including the exercise of conversion rights under any convertible security) the result of which is that Time Warner Inc. becomes the beneficial owner, directly or indirectly, of securities (including any securities attributed to it as part of a group under Section 13(d) of the Exchange Act) representing more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; or (ii) the consummation of any amalgamation, consolidation or merger of the Company pursuant to which the shareholders of the Company immediately prior to the amalgamation, merger or consolidation do not constitute, immediately after the amalgamation, consolidation or merger, the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors; provided, that Time Warner Inc. is the beneficial owner of 20% of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors following such amalgamation, consolidation or merger. For the avoidance of doubt, in the event Time Warner Inc. is the beneficial owner of less than 20% of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors following such amalgamation, consolidation or merger, such transaction shall constitute a Change in Control.

3.    Administration

(a)    Administration of the Plan. The Plan shall be administered by the Committee. It is intended that each member of the Committee shall satisfy the requirements for (i) an “independent director” for purposes of the charter of the Committee and the NASDAQ Marketplace Rules (or rules of such other applicable exchange) and (ii) a “nonemployee director” for purposes of Rule 16b-3 of the Exchange Act.

(b)    Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant, and establish terms and conditions of, Awards under and consistent with the Plan, prescribe Award Agreements evidencing such Awards and establish programs for granting Awards. Awards may be granted individually or with other types of Awards. All Awards are subject to the terms and conditions provided in the Award Agreement and the Plan.

The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the Participants; (ii) determine the types of Awards to be granted; (iii) determine the number of Shares to be covered by or used for reference purposes for each Award; (iv) establish such terms, limitations, restrictions and conditions upon any such Award consistent with the Plan as the Committee shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, that, except as provided in Sections 6 to 10 of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award, as described in Section 10(e), shall be made without prior shareholder approval); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any Participant’s employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub‑plans, and prescribe, amend and rescind rules and regulations relating to such sub‑plans.

The Committee shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, and instruments for the administration of the Plan as the Committee deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee shall deem it desirable to carry it into effect. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned (including, but not limited to, the Participants and their successors).

(c)    Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation, determinations of the Participants, the form, amount and timing of Awards; the terms and provisions of such Awards, the Award Agreements evidencing such Awards, and the ramifications of a Change in Control and/or a Time Warner Transaction on outstanding Awards) need not be uniform and may be made by the Committee selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

4.    Shares Available for the Plan

Subject to adjustments as provided in Section 10 of the Plan, the Shares that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 6 million Shares plus the number of Shares that remain available for future grants of Awards under the Prior Plan immediately before its termination as of the Effective Date; provided, however, that no more than an aggregate of 6 million Shares may be issued pursuant to Incentive Stock Options. The Company shall reserve such number of Shares for Awards under the Plan, subject to adjustments as provided in Section 10 of the Plan. If any award, or portion of an award, under the Plan or Prior Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of Shares, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any Shares are surrendered to the Company in connection with any award under this Plan or the Prior Plan, or if any Shares are withheld by the Company, the Shares subject to such award under this Plan or the Prior Plan and the surrendered and withheld Shares shall thereafter be available for further Awards under the Plan.

5.    Participation

Participation in the Plan shall be open to all employees, officers, and directors of the Company, or of any Affiliate of the Company, as may be selected by the Committee from time to time. The Committee may also grant Awards to individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided, that such Awards shall not become effective, vested or exercisable, and no Shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.    Options

(a)    Stock Options. The Committee may from time to time grant to Participants Awards of Incentive Stock Options or Non-qualified Stock Options.

(b)    Exercise Price. The exercise price of an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

(c)    Vesting of Options. Options granted under the Plan shall vest and become exercisable at such times and on such terms and conditions as determined by the Committee, which will be set out in an Award Agreement. Except as otherwise specified in the Award Agreement or permitted under the Plan, the first installment of an Award of Options shall not vest during the period commencing on the date of grant of such the Award of such Options and ending on the day preceding the first anniversary of such grant date. In no event shall an Option be exercisable for more than ten years after the date it is granted.

(d)    Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all or any part of the Shares for which it is then exercisable. The purchase price and any applicable withholding tax for the Shares as to which the Option is exercised shall be paid to the Company pursuant to one or more of the following methods: (i) in cash, (ii) by delivering irrevocable instructions to a broker to sell such number of Shares obtained on the exercise of the Option and to deliver promptly to the Company an amount of proceeds of such sale equal to the purchase price for the Options being exercised and any applicable withholding tax, (iii) such other method as set forth in an Award Agreement, or (iv) a combination of the foregoing.

(e)    Incentive Stock Options. Awards of Incentive Stock Options shall be limited to employees of the Company or of any Affiliate and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. No Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Award Agreement evidencing such Option.

(f)    No Rights as Shareholder. A Participant who receives an Award of Options shall not be a shareholder on receipt of such Award and such a Participant shall not have any rights of a shareholder with respect to any Shares in respect of such Award or have any rights to dividends until such Shares are delivered under such Award.

7.    Restricted Stock Units

(a)    Grants of Restricted Stock Units. The Committee may make Awards of Restricted Stock Units.

(b)     Vesting of Restricted Stock Units. The Committee shall determine any vesting requirements with respect to an Award of Restricted Stock Units, which will be set out in the applicable Award Agreement. Awards of Restricted Stock Units may be Time-Based Awards or Performance-Based Awards. In addition, except as otherwise specified in the Award Agreement or permitted under the Plan, the first installment of an Award of Restricted Stock Units shall not vest during the period commencing on the date of grant of the Award of such Restricted Stock Unit and ending on the day preceding the first anniversary of such grant date.
(c)    Settlement. Each Restricted Stock Unit may be settled at the time or times determined by the Committee and on such other terms as specified in the Award Agreement, which may be on or following the vesting of an Award. The Committee shall determine at the time of the grant of an Award of Restricted Stock Units whether the Award shall be settled in Shares or in cash.
(d)    No Rights as Shareholder. A Participant who receives an Award of Restricted Stock Units shall not be a shareholder on receipt of such Award and such a Participant shall not have any rights of a shareholder with respect to any Shares in respect of such Award or have any rights to dividends until such Shares are delivered under such Award.

8.    Restricted Stock

(a)    Grants of Restricted Stock. The Committee may make Awards of Restricted Stock.
(b)     Vesting of Restricted Stock. The Committee shall determine any vesting requirements with respect to an Award of Restricted Stock, which will be set out in the applicable Award Agreement. The Committee may make Awards of Restricted Stock that are Time-Based Awards or Performance-Based Awards. In addition, except as otherwise specified in the Award Agreement or permitted under the Plan, the first installment of an Award of Restricted Stock shall not vest during the period commencing on the date of grant of the Award of such Restricted Stock and ending on the day preceding the first anniversary of such grant date.

(c)    Shares of Restricted Stock. Shares representing an Award of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or one or more stock certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Committee may require that any stock certificates in respect of an Award of Restricted Stock be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a share transfer form, endorsed in blank, relating to the Shares covered by such Award that will permit the transfer to the Company of any or all Shares of Restricted Stock that shall be forfeited in accordance with the corresponding Award Agreement or shall not become vested in accordance with the corresponding Award Agreement or the Plan.
(d)    Rights as Shareholder. A Participant who receives an Award of Restricted Stock shall on receipt of such Award be a shareholder of the Company with respect to all shares of Restricted Stock and be entitled to vote such Shares, to receive all cash dividends made in respect of such shares and to exercise all other rights in respect of such Restricted Stock except that during the period when the Shares are unvested (the “Restricted Period”):
(i)    for any stock certificates for which the Committee requires that the Company retain custody, a Participant will not be entitled to delivery of the stock certificate or other evidence of such Restricted Stock before the end of such Restricted Period and unless all other vesting requirements shall have been satisfied;
(ii)    the Company will not issue any dividends or other distributions (“Retained Distributions”) made or declared with respect to such Restricted Stock until such time as the Shares of Restricted Stock in respect of which such Retained Distributions shall have been made or declared shall have become vested (and such Retained Distributions shall be subject to the same restrictions and other terms and conditions as are applicable to the Shares of Restricted Stock underlying such Restricted Distributions);
(iii)    except as permitted by Section 11(b), a Participant who receives an Award of Restricted Stock shall not sell, assign, exchange, transfer, pledge, charge, hypothecate or otherwise dispose of or encumber any of the Shares of Restricted Stock before the end of the Restricted Period and unless all other vesting requirements have been satisfied; and
(iv)    any breach of any restrictions or other terms or conditions of such Award of any Restricted Stock or any Retained Distributions in respect thereof will result in such Restricted Stock or Retained Distributions being forfeited by means of repurchase in accordance with the corresponding Award Agreement.
9.    Stock Appreciation Rights

The Committee may from time to time grant Awards of SARs to Participants. An SAR entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the base price per Share specified in the Award Agreement, times (ii) the number of Shares specified by the SAR, or portion thereof, which is exercised. The base price per Share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem Option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Shares or cash, or any combination of Shares and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of an SAR, a Participant is to receive a portion of such payment in Shares, the number of Shares shall be determined by dividing such portion by the Fair Market Value of a Share on the exercise date. No fractional Shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional Shares or whether such fractional Shares shall be eliminated.

10.    Adjustments Following Certain Events

Except to the extent otherwise provided in an Award Agreement and notwithstanding any other provisions of the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)    Changes in Capitalization. In the event there is any change with respect to the outstanding Shares by reason of any share dividend, share split, recapitalization, reclassification, split up, combination of shares, any distribution to holders of Shares other than cash dividends, or any reorganization, amalgamation, merger, consolidation or similar corporate transaction affecting the Shares (other than a transaction described in Section 10(b) or (c)), then (i) the number and type of Shares or other rights or securities available for issuance under the Plan (including such rights or securities issuable in the event the Company is not the surviving entity in such reorganization, amalgamation, merger or consolidation), (ii) the number, class or price per share of any outstanding Awards, or (iii) any other affected term of any Award, shall be equitably adjusted by the Committee

(b)    Change in Control. In the event of any transaction resulting in a Change in Control of the Company, outstanding Options and other Awards that are payable in or convertible into Shares under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards or for the substitution of equivalent awards by the surviving or successor entity or a parent thereof, as determined in the sole discretion of the Committee. In the event of such termination, the Committee may, in its discretion, accelerate the vesting or payment of, or cause the restrictions to lapse with respect to, the outstanding Options and other Awards that will terminate upon the effective time of the Change in Control, with effect on or immediately before the effective time of the Change in Control (including any Performance-Based Awards, which, if accelerated, shall vest in respect of the target amount of such Awards), and may permit the holders of Options and other Awards under the Plan, immediately before the Change in Control, to exercise or convert all portions of such Options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

The Committee may, in its sole discretion and without the consent of any Award holder, determine that, upon the occurrence of a Change in Control, each or any Award outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share subject to such canceled Award in (I) cash, (II) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (III) other property which, in any such case, shall be in an amount having a fair market value (as determined by the Committee) equal to the fair market value of the consideration to be paid per Share in the Change in Control, reduced (but not below zero) by the exercise or purchase price per Share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per Share equal to or greater than the fair market value (as determined by the Committee) of the consideration to be paid per Share in the Change in Control may be canceled without payment of consideration to the holder thereof.

(c)    Time Warner Transaction. The Committee shall set forth in the applicable Award Agreements the effect of a Time Warner Transaction on the Award.

(d)    Unusual or Nonrecurring Events. The Committee is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, that no such adjustment shall be made in contravention of Code section 409A with respect to any Award that constitutes a deferred compensation arrangement within the meaning of Code section 409A.

(e)    Option or SAR Repricing. Without the affirmative vote of holders of a majority of the Shares cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per Share greater than the then Fair Market Value of a Share (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, other Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to the foregoing subsections of this Section 10.

11.    Miscellaneous

(a)    Withholding of Taxes and Offsets. Participants and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Committee for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. If determined by the Committee, any withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; and the Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Shares. In the event that payment to the Company or its Affiliate of such tax obligations is made in Shares, such Shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant or holder of an Award. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Shares, cash or other thing of value under this Plan or an Award Agreement to be transferred to the Participant, and no Shares, cash or other thing of value under this Plan or an Award Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims against the Company and its Affiliates in respect thereof.

(b)    Non-Transferability. Except as otherwise determined by the Committee and, in any event in the case of an Incentive Stock Option or a SAR granted with respect to an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of a Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. The Committee shall establish such procedures as it deems appropriate for Awards to be exercised following the death of a Participant.

(c)    Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, or directors of entities who become or are about to become employees, officers, or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(d)    No Restrictions on Corporate Acts. Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any amalgamations, merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(e)    Amendment, Modification and Termination of the Plan. The Board may amend or modify or terminate the Plan at any time. However, without further approval of the Company’s shareholders, there shall be (i) no increase in the number of Shares that may be issued under the Plan (except by operation of the Plan’s adjustment sections), (ii) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require the approval of the Company’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system on which the Shares may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided in the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to or exempting them from any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Code section 409A.

(f)    No Guarantee of Employment or Service. Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of the Company of an Affiliate or shall interfere in any way with the right of the Company or its Affiliates to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements, plans or schemes.

(g)    Compliance with Securities Laws; Listing and Registration. If at any time the Committee determines that the delivery of Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive Shares pursuant to an Award shall be suspended until the Committee determines that such delivery is lawful. If at any time the Committee determines that the delivery of Share under the Plan would or may violate the rules of the national exchange on which the Shares are then listed for trade, the right to exercise an Award or receive Shares pursuant to an Award shall be suspended until the Committee determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Shares under Federal, state or foreign laws.

The Company may require that a Participant, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Shares so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any Shares issued pursuant to this Plan may bear a legend restricting transferability of such Shares unless such shares are registered or an exemption from registration is available under the U.S. Securities Act of 1933, as amended, and applicable state or foreign securities laws.

None of the Company, any Affiliate or the Committee shall have any duty or obligation to disclose affirmatively in any manner to a Participant or holder of any Award, and such holder shall have no right to be advised of, any material non-public information regarding the Company or any Affiliate at any time prior to, upon or in connection with, the receipt, exercise or settlement of an Award.

(h)    Plan Binding. This Plan shall inure to the benefit of and be binding on each successor and assign of the Company. All obligations imposed on a Participant, and all rights granted to the Company hereunder, shall be binding on the Participant’s heirs, legal representatives, successors and assigns. This Plan and each Award Agreement or certificate granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof.

(i)    Governing Law. The validity, construction and effect of the Plan, of Award Agreements, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of Bermuda.

(j)    Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(k)    International Participants. To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States of America, the Committee may in its discretion modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of such jurisdictions.

(l)    Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision may be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the holder of the Award, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. Neither the Company nor any Affiliate shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

(m)    Effective Date; Expiration of the Plan. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the Company’s shareholders within twelve months after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

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